Exhibit 99.1

Matthews, NC – June 1, 2009: Today PokerTek, Inc. (NASDAQ: PTEK) announced the appointment of Mark Roberson as Acting Chief Executive Officer. Mr. Roberson joined PokerTek in October 2007 in the capacity of Chief Financial Officer and Treasurer and has been instrumental in the leading the Company’s expense reduction and growth initiatives.

“Mark has proven himself as a capable leader, and we feel he is the right person to lead PokerTek at this time. The top priority for the management team under Mark’s leadership will be to accelerate PokerTek’s progress towards cash flow positive operating results,” said Lyle Berman, PokerTek’s Chairman.

“I am enthusiastic about PokerTek’s future,” said Mark Roberson. “We have significant growth opportunities in both our PokerPro® casino business and the Heads-Up Challenge™ amusement businesses. Our primary short-term focus will be to accelerate the Company's progress towards the achievement of positive EBITDAS. We will also continue to invest wisely in product development and grow our already strong base of recurring revenues.”

Chris Halligan resigned as CEO of PokerTek effective May 29, 2009. “We thank Chris for his service to PokerTek and wish him well in his future endeavors,” Berman added.

An Executive Leadership Committee, chaired by Joe Lahti and including Lyle Berman, Lou White and Lee Lomax, was established to evaluate PokerTek’s long-term leadership plan and to ensure continuity in meeting our corporate objectives during this transition. James Crawford will continue to serve as both President and Director. Mr. Roberson will continue to serve as CFO and Treasurer until such time as a replacement has been announced.

About PokerTek:
PokerTek, Inc. (NASDAQ: PTEK), headquartered in Matthews, NC, develops and markets products for the gaming and amusement industries. PokerTek developed PokerPro automated poker tables and related software applications to increase revenue, reduce expenses and attract new players into poker rooms by offering interactive poker that is fast, fun and mistake-free. Heads-Up Challenge is a two-player table that allows bars and restaurant patrons to compete head-to-head in various games for amusement purposes, increases earnings for game operators and provides patrons unique and challenging on-site entertainment. Both products are installed worldwide. For more information, please visit the company's website at www.PokerTek.com or contact Tracy Egan at 704.849.0860 x106.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of the PokerPro systems by gaming properties and other customers and the expected acceptance of the PokerPro systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures and general economic conditions, and our financial condition. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.